UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 2, 2006
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)

(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (d) On December 14, 2006, Mr. Corliss, who became one of our directors on November 2, 2006, was appointed to serve on both the Audit Committee and the Management Resources and Compensation Committee of the Company’s Board of Directors.
     As a non-employee director, Mr. Corliss receives annual compensation comprised of the following: (1) $30,000 annual retainer, paid in equal quarterly installments of $7,500; (2) a restricted stock award under our 2000 Stock Incentive Plan for a number of shares equal to $60,000 divided by the fair market value of our common stock on the date of grant; (3) a meeting fee of $2,000 per Board meeting; and (4) a meeting fee of $1,000 per Committee meeting. Directors who serve on the Board’s Committees receive an additional $5,000 retainer per year per Committee; and the Chairman of each of the Board’s Committees receives an additional $10,000 retainer per year (with the exception of the Chairman of the Affiliated Transaction Committee who receives an additional $5,000 retainer per year). Directors also are reimbursed for reasonable expenses incurred in attending Board and Committee meetings. The above-referenced director restricted stock awards are granted in February, every year. Pursuant to the terms of such awards, directors may not sell such stock while they serve on the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: December 18, 2006	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer